UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 27, 2009
Medtronic, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	1-7707	41-0793183
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

710 Medtronic Parkway
Minneapolis, Minnesota	55432

(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): (763) 514-4000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 27, 2009, at the 2009 Annual Meeting of Shareholders of Medtronic, Inc. (the “Company”), shareholders approved certain amendments to the Medtronic, Inc. 2005 Employees Stock Purchase Plan (the “2005 Plan”) and the Medtronic, Inc. 2008 Stock Award and Incentive Plan (the “2008 Plan”) (collectively the “Plans”).
2005 Plan: increased the number of shares authorized for issuance under the 2005 Plan from 10,000,000 to 25,000,000 shares.
2008 Plan: increased the number of shares authorized for issuance under the 2008 Plan from 50,000,000 to 100,000,000 shares.
The foregoing description of the 2005 Plan and 2008 Plan is qualified in its entirety by reference to the full text of the Plans, which were attached as Appendix A and Appendix B, respectively, to the Company’s proxy statement for the 2009 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on July 17, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC, INC.
	By	/s/ Gary L. Ellis
Date: September 1, 2009		Gary L. Ellis
Senior Vice President and Chief Financial Officer